UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

MACY'S, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, David P. Abney notified the Chairman of Macy’s, Inc. (“Macy’s” or the “Company”) that he intends not to stand for re-election to the Board of Directors of the Company at the annual meeting of Macy’s shareholders to be held on May 21, 2021.  Mr. Abney will remain a director until the annual meeting.  Mr. Abney’s decision not to stand for re-election does not arise from any disagreement with management on any matter relating to the Company’s operations, policies or practices.

Joyce Roché, age 74, will retire from the Board of Directors as of the annual meeting on May 21, 2021 in accordance with the Company’s director retirement policy.  Ms. Roché has served as a director of Macy’s since 2006.

The Board of Directors has approved reduction of the size of the Board from 12 to ten members effective as of the annual meeting on May 21, 2021.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2021, the Board of Directors of the Company approved an amendment to the Amended and Restated By-Laws of the Company to change the principal executive offices of the Company, for purposes of the proxy access By-Law, to 151 West 34th Street, New York, New York 10001.

A copy of the Amended and Restated By-Laws as currently in effect with all amendments is attached hereto as Exhibit 3.1.

Item 9.01.         Financial Statements and Exhibits.

  (d)      Exhibits

.

3.1	Amended and Restated By-Laws of Macy’s, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: March 25, 2021	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Executive Vice President, Chief Legal Officer and Secretary